UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 25, 2009
Washington Mutual, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State or Other Jurisdiction of Incorporation)	1-14667 (Commission File Number)	91-1653725 (IRS Employer Identification No.)

1301 Second Avenue, Seattle, Washington (Address of Principal Executive Offices)	98101 (Zip Code)
(206) 432-8887
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 25, 2009, in connection the dissolution of certain standing committees of the Board of Directors of Washington Mutual, Inc. (the “Company”) and in recognition of the changes that have occurred regarding the Company’s operations since September 26, 2008 when the Company filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code, the Company’s Board of Directors (the “Board”) approved certain amendments to the Company’s bylaws (the “Bylaws”) to: (i) remove the range provided in Article II of the Bylaws regarding the size of the Board; (ii) remove provisions in Article IV of the Bylaws regarding the Company’s Audit Committee, Human Resources Committee, Governance Committee, Finance Committee, Corporate Relations Committee and Corporate Development Committee, as such committees have been dissolved; and (iii) remove provisions in Article V of the Bylaws regarding the Company’s General Auditor, as such position is no longer required. The foregoing amendments to the Bylaws are effective as of June 25, 2009. The foregoing summary is qualified in its entirety by reference to Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
3.1	Amendments to Bylaws of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL, INC. (Registrant)
Date: June 25, 2009	By:	/s/ John Maciel
John Maciel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendments to Bylaws of the Company